Exhibit 10.35

HAMILTON BEACH BRANDS HOLDING COMPANY

NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION PLAN

Hamilton Beach Brands Holding Company (the “Company”) does hereby adopt this Hamilton Beach Brands Holding Company Non-Employee Directors’ Equity Compensation Plan (the “Plan”) to be effective as of, and contingent upon, the “Spin-Off Date,” as such term is defined in the 2017 Separation Agreement between NACCO Industries, Inc. and Hamilton Beach Brands Holding Company (the “Effective Date”).

1.	Purpose of the Plan

The purpose of this Plan is to provide for the payment to the non-employee directors of the Company of a portion of directors’ fees in capital stock of the Company in order to help further align the interests of the directors with the stockholders of the Company and thereby help promote the long-term profits and growth of the Company.

2.	Definitions

(a) “Average Share Price” means the average of the closing price per share of Class A Common Stock on the New York Stock Exchange, or, if not listed on such exchange, on any other national securities exchange on which the shares of Class A Common Stock are listed, on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on the Quarter Date.

(b) “Board” means the Board of Directors of the Company.

(c) “Class A Common Stock” means (i) the Company’s Class A Common Stock, par value $0.01 per share and (ii) any security into which Class A Common Stock may be converted by reason of any transaction or event of the type referred to in Section 4(c) of this Plan.

(d) “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer this Plan in accordance with the provisions hereof.

(e) “Director” means an individual duly elected or chosen as a director of the Company who is not also an employee of the Company or any of its subsidiaries.

(f) “Extraordinary Event” shall have the meaning set forth in Section 4.

(g) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

(h) “Payment Deadline” means the date that is the fifteenth day of the third month after each Quarter Date.

(i) “Quarter Date” means the last day of the calendar quarter for which a Required Amount or Voluntary Amount is earned.

(j) “Required Amount” means an amount of money (expressed in dollars) constituting that portion (as determined from time to time by the Board) of a Director’s retainer earned by such Director for his services as a director of the Company for any calendar quarter that is payable in Required Shares as described in Section 3.1(a).

(k) “Required Shares” means fully-paid and non-assessable shares of Class A Common Stock that are issued or transferred to a Director pursuant to, and with such restrictions as are imposed by, the terms of this Plan in respect of the Director’s Required Amount.

(l) “Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.

(m) “Transfer” shall have the meaning set forth in Section 3.2(a).

(n) “Voluntary Amount” shall have the meaning set forth in Section 3.1(b).

(o) “Voluntary Shares” means fully-paid and non-assessable shares of Class A Common Stock that are issued or transferred to a Director in accordance with Section 3.1(c) in respect of the Director’s Voluntary Amount.

3.	Required Shares and Voluntary Shares

3.1	Required Amount and Voluntary Amount

(a) Required Amount. From time to time, the Board shall determine (i) the amount of the retainer to be paid to each Director for each calendar quarter of a year, (ii) subject to Section 3.1(b), the portion of the retainer that shall be paid in cash and (iii) the equity portion of the retainer (expressed in dollars) that is required to be paid in Required Shares as described in Section 3.1(c) (the “Required Amount”), in each case subject to pro-ration in the event that the Director begins or ceases service during the applicable calendar quarter.

(b) Voluntary Shares. For any calendar quarter, a Director may elect to have up to 100% of the cash component of the retainer payable for such quarter in excess of the Required Amount, and any other cash to be earned by the Director for such quarter for services as a director of the Company (collectively referred to as a “Voluntary Amount”), not paid to the Director in cash, but instead to have the Voluntary Amount applied to the issuance or transfer to the Director of Voluntary Shares as described in Section 3.1(c); provided that the Director must notify the Company in writing of such election prior to the first day of the calendar quarter for which such election is made, which election will be irrevocable after such date for such calendar quarter and shall remain in effect for future calendar quarters unless or until revoked by the Director prior to the first day of a calendar quarter.

(c) Issuance of Required Shares and Voluntary Shares. Promptly following each Quarter Date (and, in any event, no later than the Payment Deadline), the Company shall issue or transfer to each Director (or to a trust for the benefit of a Director, or such Director’s spouse, children or grandchildren, if so directed by the Director) (i) a number of whole Required Shares equal to the Required Amount for the calendar quarter ending on such Quarter Date divided by the Average Share Price and (ii) a number of whole Voluntary Shares equal to such Director’s Voluntary Amount for such calendar quarter divided by the Average Share Price. To the extent that the application of the foregoing formulas would result in fractional Required Shares or fractional Voluntary Shares, no fractional shares of Class A Common Stock shall be issued or transferred by the Company pursuant to this Plan, but instead, such amount shall be paid to the Director in cash at the same time the Required Shares and Voluntary Shares are issued or transferred to the Director. Required Shares and Voluntary Shares shall be fully-paid, non-assessable shares of Class A Common Stock. Required Shares shall be subject to the restrictions set forth in this Plan, whereas Voluntary Shares shall not be so restricted. Required Shares and Voluntary Shares may be shares of original issuance or treasury shares or a combination of the foregoing and, in the discretion of the Company, may be issued as certificated or uncertificated shares. The Company shall pay any and all fees and commissions incurred in connection with the purchase by the Company of shares of Class A Common Stock which are to be Required Shares or Voluntary Shares and the transfer to Directors of Required Shares or Voluntary Shares.

(d) Withholding Taxes. To the extent that the Company is required to withhold federal, state or local taxes in connection with any amount payable to a Director under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of any Required Shares or Voluntary Shares that the Director make arrangements satisfactory to the Committee for the payment of the balance of such taxes required to be withheld, which arrangements may include relinquishment of the Required Shares or the Voluntary Shares. To the extent permitted under applicable law, the Committee and Director may also make similar arrangements with respect to the payment of any other taxes derived from or related to the payment of Required Shares or Voluntary Shares with respect to which withholding is not required.

3.2	Restrictions on Required Shares.

(a) Restrictions on Transfer of Required Shares. No Required Shares shall be sold, assigned, transferred, exchanged, pledged, hypothecated or encumbered (collectively, a “Transfer”) by a Director or any other person, voluntarily or involuntarily, other than (i) by will or by the laws of descent and distribution, (ii) pursuant to a domestic relations order that would meet the definition of a qualified domestic relations order under Section 206(d)(3)(B) of ERISA if such provisions applied to the Plan or a similar binding judicial order (“QDRO”), or (iii) directly or indirectly to a trust or partnership for the benefit of a Director, or such Director’s spouse, children or grandchildren. Required Shares transferred to a person other than the Director pursuant to a QDRO shall not be subject to the restrictions described in this Section 3.2(a), but shares transferred to a trust or partnership for the benefit of a

Director, or such Director’s spouse, children or grandchildren, shall remain subject to the restrictions described in this Section 3.2(a) until such restrictions lapse pursuant to the following sentence. The restrictions on Required Shares set forth in this Section shall lapse for all purposes and shall be of no further force or effect upon the earliest to occur of (A) ten years after the Quarter Date with respect to which such Required Shares were issued or transferred, (B) the date of the death or permanent disability of the Director, (C) five years (or earlier with the approval of the Board) after the date on which the Director is no longer a member of the Board, (D) the date that a Director is, both, no longer a member of the Board and has reached 70 years of age or (E) at such other time as determined by the Board in its sole and absolute discretion. Following the lapse of restrictions, at the Director’s request, the Company shall take all such action as may be necessary to remove such restrictions from the stock certificates, or other applicable records with respect to uncertificated shares, representing the Required Shares, such that the resulting shares shall be fully-paid, non-assessable and unrestricted by the terms of this Plan.

(b) Dividends, Voting Rights, Exchanges, Etc. Except for the restrictions set forth in this Section 3.2 and any restrictions required by law, a Director shall have all rights of a stockholder with respect to his Required Shares including the right to vote and to receive dividends as and when declared by the Board and paid by the Company. Except for any restrictions required by law, a Director shall have all rights of a stockholder with respect to his Voluntary Shares.

(c) Restriction on Transfer of Rights to Required Shares. No rights to Required Shares or Voluntary Shares shall be sold, assigned, transferred, exchanged, pledged, hypothecated or encumbered by a Director or any other person, voluntarily or involuntarily, other than (i) by will or by the laws of descent and distribution or (ii) pursuant to a QDRO.

(d) Legend. The Company shall cause an appropriate legend to be placed on each certificate, or other applicable records with respect to uncertificated shares, for the Required Shares, reflecting the foregoing restrictions.

4.	Amendment, Termination and Adjustments

(a) The Board may alter or amend the Plan from time to time or may terminate it in its entirety; provided, however, that no such action shall, without the consent of a Director, materially adversely affect the rights in any Required Shares or Voluntary Shares that were previously issued or transferred to the Director or that were earned by, but not yet issued or transferred to, such Director. Unless otherwise specified by the Committee, all Required Shares that were issued or transferred prior to the termination of this Plan shall continue to be subject to the terms of this Plan following such termination; provided that the transfer restrictions on such Required Shares shall lapse in accordance with Section 3.2(a). In any event, no Required Shares or Voluntary Shares may be issued or transferred under this Plan on or after the tenth anniversary of the Effective Date.

(b) Notwithstanding the provisions of Subsection (a), without further approval by the stockholders of the Company no such amendment or termination shall (i) materially increase the total number of shares of Class A Common Stock that may be issued or transferred under this Plan specified in Section 5 (except that adjustments and additions expressly authorized by this Section shall not be limited by this clause (i)) or (ii) make any other change for which stockholder approval would be required under applicable law or stock exchange requirements.

(c) The Committee shall make or provide for such adjustments in the Average Share Price, in the kind of shares that may be issued or transferred hereunder, in the number of shares of Class A Common Stock specified in Section 5(a) or 5(b), in the number of outstanding Required Shares or Voluntary Shares for each Director, and in the terms applicable to Required Shares under this Plan, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to reflect (i) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets or issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing (collectively referred to as an “Extraordinary Event”). Moreover, in the event of any such Extraordinary Event, the Committee may provide in substitution for any or all outstanding Required Shares or Voluntary Shares under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable under the circumstances and shall require in connection therewith the surrender of all Required Shares or Voluntary Shares so replaced. All securities received by a Director with respect to Required Shares in connection with any Extraordinary Event shall be deemed to be Required Shares for purposes of this Plan and shall be restricted pursuant to the terms of this Plan to the same extent and for the same period as if such securities were the original Required Shares with respect to which they were issued or transferred, unless the Committee, in its sole and absolute discretion, eliminates such restrictions or accelerates the time at which such restrictions on transfer shall lapse.

5.	Shares Subject to Plan

(a) Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock that may be issued or transferred under this Plan will not exceed in the aggregate 200,000. Notwithstanding anything to the contrary contained in this Plan, shares of Class A Common Stock withheld by the Company, tendered or otherwise used to satisfy any tax withholding obligation will count against the aggregate number of shares of Class A Common Stock available under this Section 5(a).

(b) Notwithstanding anything in this Section 5, or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 4(c) of this Plan, in no event will any Director receive in any calendar year more than 30,000 shares of Class A Common Stock, in the aggregate, under this Plan.

6.	Approval By Stockholders

Prior to the Spin-Off Date, this Plan was approved by the Board of Directors and sole stockholder of the Company on September 18, 2017.

7.	General Provisions

(a) No Continuing Right as Director. Neither the adoption nor operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any Director any right to continue as a director of the Company or any subsidiary of the Company.

(b) Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

(c) Cash If Shares Not Issued. All Required Amounts and Voluntary Amounts are the property of the Directors and shall be paid to them in cash in the event that Required Shares and Voluntary Shares may not be issued or transferred to Directors hereunder in respect of Required Amounts or Voluntary Amounts.

(d) Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

(e) Section 409A of the Internal Revenue Code. This Plan is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations issued thereunder, and shall be administered in a manner that is consistent with such intent.

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